Exhibit (h)(11)

JOINT MANAGEMENT FEE WAIVER AGREEMENT

JOINT MANAGEMENT FEE WAIVER AGREEMENT, effective as of April 30, 2020 (“Agreement”), by and between Brighthouse Investment Advisers, LLC (the “Adviser”), Brighthouse Funds Trust I and Brighthouse Funds Trust II (the “Trusts”) on behalf of each series of the Trusts listed in this Agreement (each, a “Portfolio,” and collectively, the “Portfolios”).

WHEREAS, the Trusts are Delaware statutory trusts organized under an Agreement and Declaration of Trust, and are registered under the Investment Company Act of 1940, as amended, as open-end management companies of the series type, and each Portfolio is a series of the Trusts;

WHEREAS, the Adviser is the investment adviser of several series of shares of beneficial interests (each, a “Portfolio”) of the Trusts pursuant to separate investment advisory and management agreements; and

WHEREAS, the Trusts and the Adviser desire to modify the compensation payable to the Adviser by the Portfolios for the period from April 30, 2020 to April 30, 2021.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Trusts and the Adviser hereby agree as follows:

Brighthouse Funds Trust I

The Adviser shall waive such portion of the management fee payable to it under the applicable investment advisory or management agreements relating to each Portfolio as is necessary to reduce the total management fee of each Portfolio to the fee schedule after waiver as set forth below:

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

AB Global Dynamic Allocation	0.700% of the first $250M 0.650% of the next $250M 0.625% of the next $500M 0.600% of the excess over $1B	0.700% of the first $250M 0.650% of the next $250M 0.600% of the next $1.5B 0.580% of the next $1.5B 0.570% of the next $1.5B 0.560% of the excess over $5B

AQR Global Risk Balanced	0.675% of the first $250M 0.650% of the next $500M 0.625% of the next $250M 0.600% of the excess over $1B	0.675% of the first $250M 0.650% of the next $500M 0.625% of the next $250M 0.590% of the next $2.5B 0.560% of the excess over $3.5B

BlackRock Global Tactical Strategies	0.800% of the first $100M 0.750% of the next $200M 0.700% of the next $300M 0.675% the next $400M 0.650% of the excess over $1B	0.650% of the first $1B 0.630% of the next $1.5B 0.600% of the next $2B 0.590% of the next $2B 0.520% of the excess over $6.5B

BlackRock High Yield Portfolio	0.600% on all assets	0.600% on the first $500M 0.550% of the excess over $500M

Brighthouse/Artisan International Portfolio	0.750% on all assets	0.750% on first $750M 0.700% on the excess of $750M

Brighthouse/Aberdeen Emerging Markets Equity	1.050% of first $250M 1.000% of the next $250M 0.850% of the next $500M 0.750% of the excess over $1B	0.950% of first $250M 0.900% of the next $250M 0.750% of the next $500M 0.650% of the excess over $1B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

Brighthouse/Templeton International Bond Portfolio	0.600% on all assets	0.600% of the first $1B 0.580% of the excess over $1B

Brighthouse/Franklin Low Duration Total Return	0.520% of the first $100M 0.510% of the next $150M 0.500% of the next $250M 0.490% of the next $500M 0.470% of the next $500M 0.450% of the excess over $1.5B

0.520% of the first $100M

0.510% of the next $150M

0.500% of the next $250M

0.420% of the next $500M

0.400% of the excess over $1B*

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to the Brighthouse/Franklin Low Duration Total Return Portfolio (the “Subadvisory Agreement”), the assets of the Brighthouse/Franklin Low Duration Total Return Portfolio are aggregated with the assets of the Brighthouse/Templeton International Bond Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Brighthouse/Franklin Low Duration Total Return Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Brighthouse/Franklin Low Duration Total Return Portfolio to the Adviser pursuant to the applicable Management Agreement.

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

Brighthouse/Wellington Large Cap Research	0.625% of first $250M 0.600% of the next $250M 0.575% of the next $500M 0.550% on the next $1B 0.500% of the excess over $2B	0.555% of the first $500M 0.530% of the next $500M 0.505% of the next $1B 0.495% of the excess over $2B

Brighthouse Balanced Plus

Fee on the Portfolio’s Investments in Underlying Portfolios:

0.100% of the first $500M

0.075% the next $500M

0.050% of the excess over $1B

Fee on the Portfolio’s Overlay Sleeve Assets:

0.725% of the first $250M

0.700% of the next $500M

0.675% of the next $250M

0.650% of the excess over $1B

Fee on the Portfolio’s Investments in Underlying Portfolios:

0.100% of the first $500M

0.075% of the next $500M

0.050% of the excess over $1B

Fee on the Portfolio’s Overlay Sleeve Assets:

0.675% of the first $1B

0.650% of the next 1.5B

0.625% of the next $2.5B

0.600% of the excess over $5B

Brighthouse Small Cap Value	0.750% of first $1B 0.700% of the excess over $1B	0.750% of the first $500M 0.725% of the next $500M 0.650% of the excess over $1B

Clarion Global Real Estate	0.700% of the first $200M 0.650% of the next $550M 0.550% of the excess over $750M	0.650% of the first $250M 0.600% of the next $500M 0.550% of the next $250M 0.500% of the excess over $1B

Harris Oakmark International	0.850% of first $100M 0.800% the next $900M 0.750% of the excess over $1B	0.850% of first $100M 0.800% the next $900M 0.725% of the next $1B 0.675% of the excess over $2B

Invesco Comstock	0.650% of first $500M 0.600% of the next $500M 0.525% of the excess over $1B	0.650% of first $500M 0.600% of the next $500M 0.500% of the next $1B 0.475% of the excess over $2B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

Invesco Small Cap Growth	0.880% of first $500M 0.830% of the excess over $500M	0.780% of the first $1B 0.730% of the excess over $1B

Invesco Global Equity	0.700% of first $100M 0.680% of the next $150M 0.670% of the next $250M 0.660% of over the next $250M 0.650% of such assets over $750M	0.590% of first $100M 0.580% of the next $250M 0.560% of the next $250M 0.550% of the next $200M 0.520% of the excess over $800M

JPMorgan Core Bond	0.550% on all assets	0.410% on all assets

JPMorgan Global Active Allocation	0.800% of first $250M 0.750% of the next $250M 0.720% of the next $250M 0.700% of the excess over $750M	0.675% of the first $1B 0.650% of the next $2B 0.625% of the next $2B 0.600% of the excess over $5B

JPMorgan Small Cap Value	0.800% of the first $100M 0.775% of the next $400M 0.750% of the next $500M 0.725% of the excess over $1B	0.725% of the first $50M 0.675% of the excess over $50M

Loomis Sayles Growth Portfolio	0.650% of the first $500M 0.600% of the next $500M 0.55% of the next $1B 0.500 of the excess over $2B	0.548% of the first $3.645B 0.500% of the excess over $3.645B

Loomis Sayles Global Allocation	0.700% of the first $500M 0.650% of the next $500M 0.600% of the excess over $1B	0.680% on the first $250M 0.700% of the next $250M 0.625% the next $500M 0.600% of the next $500M 0.550% of the excess over $1.5B

MFS® Research International	0.800% of first $200M 0.750% of the next $300M 0.700% of the next $500M 0.650% of the excess over $1B	0.595% of the first $2.5B 0.575% of the excess over $2.5B

Morgan Stanley Discovery	0.700% of first $200M 0.650% of the next $300M 0.625% of the excess over $500M	0.650% of the first $500M 0.625% of the next $350M 0.575% of the excess over $850M

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

PIMCO Inflation Protected Bond	0.500% of the first $1.2B 0.450% of the excess over $1.2B	0.500% of the first $1.2B 0.450% to the next $800M 0.425% of the excess over $2B

PIMCO Total Return	0.500% of first $1.2B 0.475% of the excess over $1.2B	0.500% of first $1B 0.475% of the next $200M 0.450% of the next $1.8B 0.425% of the excess over $3B

Schroders Global Multi-Asset	0.680% on the first $100M 0.660% on the next $150M 0.640% on the next $500M 0.620% on the next $750M 0.600% of the excess over $1.50B	0.670% on the first $200M 0.660% on the next $50M 0.640% of the next $500M 0.610% of the next $500M 0.580% of the next $500M 0.550% of the excess over $1.75B

TCW Core Fixed Income	0.550% on all assets	0.480% of the first $500M 0.400% on the next $1.5B 0.350% of the excess over $2B

T. Rowe Price Large Cap Value	0.570% on all assets	0.520% on all assets

Victory Sycamore Mid Cap Value	0.700% of first $200M 0.65% on the next $300M 0.625% of the excess over $500M	0.590% of first $200M 0.570% of the next $200M 0.540% of the excess over $400M

Wells Capital Management Mid Cap Value	0.75% of the first $200M 0.70% of the excess over $200M	0.70% of the first $50M 0.675% on the next $50M 0.650% of on the next $400M 0.600% of the excess over $500M

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

Western Asset Management Government Income (formerly, Fidelity Institutional Asset Management® Government Income)	0.520% of first $100M 0.440% on the next $400M 0.400% of the excess over $500M

0.520% of first $100M

0.425% on the next $400M

0.400% on the next $500M

0.390% on the next $1B

0.370% of the excess over $2B.*

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to Western Asset Management Government Income Portfolio (the “Subadvisory Agreement”), the assets of the Western Asset Management Government Income Portfolio are aggregated with the assets of the Western Asset Management U.S. Government Income Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Western Asset Management Government Income Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Western Asset Management Company LLC, if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Western Asset Management Government Income Portfolio to the Adviser pursuant to the applicable Management Agreement.

Brighthouse Funds Trust II

The Adviser shall waive such portion of the management fee payable to it under the applicable investment advisory or management agreements relating to each Portfolio as is necessary to reduce the total management fee of each Portfolio to the fee schedule after waiver as set forth below:

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Baillie Gifford International Stock Portfolio	0.86% of the first $500M 0.80% of the next $500M 0.75% of the excess over $1B	0.860% of the first $156.25M 0.780% of the next $243.75M 0.680% of the next $500M 0.650% of the next $100M 0.600% of the excess over $1B

MetLife Aggregate Bond Index Portfolio	0.25%	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

BlackRock Bond Income Portfolio	0.40% of the first $1B 0.35% of the next $1B 0.30% of the next $1B 0.25% of the excess over $3B	0.370% of the first$1B 0.325% of the next $2.4B 0.250% of the excess over $3.4B

BlackRock Capital Appreciation Portfolio	0.73% of the first $1B 0.65% of the excess over $1B	0.615% of the first $1B 0.600% of the next $500M 0.560% of the next $1B 0.540% over 2.5B

BlackRock Ultra Short-Term Portfolio	0.35% of the first $1B 0.30% of the excess over $1B	0.325% of the first $1B 0.300% of the excess over $1B

Brighthouse/Artisan Mid Cap Value Portfolio	0.82% of the first $1B 0.78% of the excess over $1B	0.750% of the first $500M 0.720% of the next $500M 0.650% of the excess over $1B

Frontier Mid Cap Growth Portfolio	0.750% of the first $500M 0.700% of the next $500M 0.650% of the excess over $1B	0.700% of the first $850M 0.675% of the next $300M 0.650% of the excess over $1.15B

Jennison Growth Portfolio	0.700% of the first $200M 0.650% of the next $300M 0.600% of the next $1.5B 0.550% of the excess over $2B	0.600% of the first $500M 0.550% of the next $500M 0.500% of the next $1B 0.470% of the excess over $2B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Loomis Sayles Small Cap Core Portfolio	0.90% of the first $500M 0.85% of the excess over $500M	0.770% of the first $25M 0.820% pf the next $75M 0.850% of the next $100M 0.800% of the excess over $200M

Loomis Sayles Small Cap Growth Portfolio	0.90% of the first $500M 0.85% of the excess over $500M	0.820 of the first $100M 0.800% of the excess over $100M

Brighthouse/Dimensional International Small Company Portfolio	0.85% of the first $100M 0.80% of the excess over $100M	0.800% on all assets

Brighthouse/Wellington Balanced Portfolio	0.50% of the first $500M 0.45% of the next $500M 0.40% of the excess of $1B	0.480% of the first $750M 0.460% of the next $250M 0.400% of the excess over $1B

Brighthouse/Wellington Core Equity Opportunities Portfolio	0.75% of the first $1B 0.70% of next $2B 0.65% of the excess over $3B	0.630% of the first $500M 0.605% of the next $500M 0.580% of the next $2B 0.570% of the next 1.5B 0.545% of the excess over $4.5B

MetLife Mid Cap Stock Index Portfolio	0.25% on all assets	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MetLife Stock Index Portfolio	0.25% on all assets	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MFS Value Portfolio	0.700% of the first $250M 0.650% of the next $500M 0.600% of the excess over $750M	0.650% of the first $200M 0.625% of the next $1.3B 0.500% of the next $1.5B 0.475% of the excess over $3B

MetLife MSCI EAFE® Index Portfolio	0.30% on all assets	0.300% of the first $500M 0.295% of the next $500M 0.290% of the next $1B 0.285% of the excess over $2B

Neuberger Berman Genesis Portfolio	0.85% of the first $500M 0.80% of the next $500M 0.75% of the excess $1B	0.825% of the first $500M 0.800% of the next $500M 0.750% of the excess over $1B

MetLife Russell 2000® Index Portfolio	0.25%	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
T. Rowe Price Large Cap Growth Portfolio	0.65% of the first $50M 0.60% of the excess over $50M

0.570% of the first $50M

0.550% of the next $50M

0.540% of the next $900M

0.565% of the next $500M

0.550% of the excess over $1.5B

If assets exceed $1B:

0.570% of the first $50M

0.550% of the next $50M

0.540% of the next $900M

0.565% of the next $500M

0.550% of the excess over $1.5B

Van Eck Global Natural Resources	0.800% of the first $250M 0.775% of the next $750M 0.750% of the excess over $1B	0.750% of the first $250M 0.725% of the next $250M 0.700% of the next $500M 0.675% of the excess over $1B

Western Asset Management Strategic Bond Opportunities Portfolio	0.650% of the first $500M 0.550% of the excess of $500M	0.595% of the first $500M 0.525% of the next $500M 0.500% of the next $1B 0.475% of the excess over $2B

Western Asset Management U.S. Government Portfolio	0.55% of the first $500M 0.45% of the excess of $500M

0.520% of the first $100M

0.550% of the next $100M

0.500% of the next $300M

0.450 of the next $500M

0.440% of the next $1B

0.420% of the excess over $2B *

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to Western Asset Management Government Income Portfolio (the “Subadvisory Agreement”), the assets of the Western Asset Management Government Income Portfolio are aggregated with the assets of the Western Asset Management U.S. Government Income Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Western Asset Management Government Income Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Western Asset Management Company LLC, if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Western Asset Management Government Income Portfolio to the Adviser pursuant to the applicable Management Agreement.

Until April 30, 2021, the Adviser will waive such portion of the fees payable to it under the investment management agreement relating to each Portfolio listed below, or pay such portion of the other operating expenses (excluding acquired fund fees and expenses, brokerage costs, interest, taxes or extraordinary expenses) (“Operating Expenses”) allocable to each Class incurred in the operation of each Portfolio, as is necessary to reduce the total Operating Expenses of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth below:

Portfolio/Class	Percentage
Brighthouse Asset Allocation 20 Portfolio – Class A	0.10
Brighthouse Asset Allocation 20 Portfolio – Class B	0.35

The Trust, on behalf of the Brighthouse Asset Allocation 20 Portfolio (the “20 Portfolio”), agrees to repay to the Adviser the amount of fees waived, and expenses borne by the Adviser with respect to each Class of the 20 Portfolio, Such repayment shall be made monthly, but only if the Operating Expenses of the Class in question, without regard to such repayment, are at an annual rate (as a percentage of average daily net assets of that Class) based on the 20 Portfolio’s then-current fiscal year that is less than the percentage rate for such Class as set forth in Section 1. Furthermore, the amount repaid by the Trust in any month shall be limited so that the sum of (a) the amount of such repayment and (b) the other Operating Expenses allocable to the Class do not exceed the annual rate (as a percentage of that Class’ average daily net assets) for such Class as set forth in Section 1.

This Agreement shall become effective on the date first written above and shall remain in full force and effect until April 30, 2021.

In the event the Adviser and the Trust agree to terminate the Adviser’s obligation under the Agreement to waive fees with respect to the Portfolios following April 30, 2020 (or change the percentage specified in the Agreement with respect to any Portfolios), no such change shall affect the obligation (including the amount of the obligation) of the Trust to repay amounts of fees waived or expenses borne by the Adviser during the periods prior to the date of such termination.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

BRIGHTHOUSE FUNDS TRUST I on behalf of the Portfolios

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President

BRIGHTHOUSE FUNDS TRUST II on behalf of the Portfolios

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President